www.golubcapitalbdc.com GBDC Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 30, 2014

Disclaimer Some of the statements in this presentation constitute forward - looking statements, which relate to future events or our future performance or financial condition. The forward - looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact on our business of the Dodd - Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward - looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward - looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward - looking statements. Actual results could differ materially from those anticipated in our forward - looking statements and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward - looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10 - K, registration statements on Form N - 2, quarterly reports on Form 10 - Q and current reports on Form 8 - K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third - party service providers. We have not independently verified such statistics or data.

2 Summary of Quarterly Results Third Fiscal Quarter 2014 Highlights o Net investment income for the quarter ended June 30, 2014 was $15.1 million, or $0.32 per share, as compared to $13.3 million, or $0.31 per share, for the quarter ended March 31, 2014. o Net increase in net assets resulting from operations for the quarter ended June 30, 2014 was $16.3 million, or $0.35 per share, as compared to $14.1 million, or $0.32 per share, for the quarter ended March 31, 2014. o Net realized gains and unrealized appreciation on investments and secured borrowings was $1.2 million for the quarter ended June 30, 2014 and primarily related to net unrealized appreciation on several middle-market debt and equity securities. o New middle-market investment commitments totaled $155.7 million for the quarter ended June 30, 2014. Including the $3.0 million we invested in Senior Loan Fund LLC ("SLF"), total new investment commitments were $158.7 million. Approximately 18% of the new investment commitments were senior secured loans, 79% were one stop loans, 1% was equity securities and 2% were investments in SLF. Overall, total investments in portfolio companies at fair value increased by approximately $71.3 million during the three months ended June 30, 2014. o On June 5, 2014, we issued $246.0 million in debt through a securitization that provides us with another source of very stable and attractively priced debt financing. The notes have a four year reinvestment period that ends in April 2018 and mature in April 2026.

3 Financial Highlights Q3 2 014 Q2 2 014 Q1 2 014 Q4 2 013 Q3 2 013 Net investment income per share $ 0.32 $ 0.31 $ 0.31 $ 0.31 $ 0.32 Net realized /unrealized gain (loss) per share 0.03 0.01 0.03 0.00 0.02 Earnings per share 0. 35 0. 32 0. 34 0. 31 0. 34 Net asset value per share 15.44 15.41 15.23 15.21 15.12 Distributions paid per share 0.32 0.32 0.32 0.32 0.32 Q3 2 014 Q2 2 014 Q1 2 014 Q4 2 013 Q3 2 013 Investments in Securities, at Fair Value (000s) $ 1,290,493 $ 1,211,888 $ 1,147,169 $ 1,019,811 $ 967,792 Investments in SLF, at Fair Value (000s) $ 34,397 $ 41,709 $ 32,750 $ 4,834 N/A Total Fair Value of Investments (000s) $ 1,324,890 $ 1,253,597 $ 1,179,919 $ 1,024,645 $ 967,792 Number of Portfolio Investments 146 139 139 135 135 Average Investment Size (000s) $ 8,839 $ 8,719 $ 8,253 $ 7,554 $ 7,169 Fair Value as a Percentage of Principal (Loans) 98.9% 99.0% 99.0% 98.9% 98.7%

4 Summary of Portfolio Highlights Originations and Net Funds Growth ▪ New investment commitments totaled $158.7 million for the quarter ended June 30, 2014, including the $3.0 million we invested in SLF. ▪ Net growth in investments in securities, at fair value, for the quarter ended June 30, 2014 was $71.3 million, a 5.7% increase from March 31, 2014. Select Portfolio Funds Roll Data (in millions) Q3 2 014 Q2 2 014 Q1 2 014 Q4 2 013 Q3 2 013 New Investment Commitments $ 158.7 $ 182.5 $ 286.7 $ 126.1 $ 288.4 Exits (includes full & partial payoffs) of Investments 79.3 103.7 103.6 60.1 92.7 Net Funds Growth 1 71.3 73.7 155.3 56.9 179.4 Asset Mix of the Investment Portfolio Q3 2 014 Q2 2 014 Q1 2 014 Q4 2 013 Q3 2 013 Senior Secured 22% 23% 25% 29% 33% One Stop 65% 61% 59% 54% 50% Second Lien 6% 9% 9% 11% 10% Subordinated Debt 1% 1% 1% 2% 4 % Investment in SLF 3% 3% 3% 1% N/A Equity 3% 3% 3% 3% 3% 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as othe r v ariables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

Quarterly Statements of Financial Condition

(Dollar amounts in thousands, except per share data)	As of June 30, 2014 (unaudited)	March 31, 2014 (unaudited)	December 31, 2013 (unaudited)	September 30, 2013 (audited)	June 30, 2013 (unaudited)
Assets					
Investments in securities, at fair value	$ 1,324,890	$ 1,253,597	$ 1,179,919	$ 1,024,645	$ 967,792
Cash and cash equivalents	11,392	12,810	31,891	16,309	12,936
Restricted cash and cash equivalents	109,818	41,261	39,792	38,408	21,689
Other assets	16,013	13,976	13,225	12,294	13,340
Total Assets	$ 1,462,113	$ 1,321,644	$ 1,264,827	$ 1,091,656	$ 1,015,757
Liabilities					
Debt	$ 703,300	$ 572,150	$ 577,200	$ 412,100	$ 403,800
Secured borrowings, at fair value	20,264	18,222	14,366	8,809	–
Interest payable	3,689	1,691	3,159	1,277	2,426
Management and incentive fee payable	5,897	5,736	6,751	5,579	5,808
Payable for open trades	–	–	1,657	3,677	–
Other liabilities	2,189	1,915	1,713	1,978	2,225
Total Liabilities	735,339	599,714	604,846	433,420	414,259
Total Net Assets	726,774	721,930	659,981	658,236	601,498
Total Liabilities and Net Assets	$ 1,462,113	$ 1,321,644	$ 1,264,827	$ 1,091,656	$ 1,015,757
Net Asset Value per Share	$ 15.44	$ 15.41	$ 15.23	$ 15.21	$ 15.12
Debt to Equity	1.00x	0.82x	0.90x	0.64x	0.67x
Asset Coverage[1]	240.8%	285.5%	266.9%	373.1%	349.9%

1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage excludes the SBA debentures of our SBICs.

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Quarterly Operating Results

(Dollar amounts in thousands, except share and per share data)	For the three months ended June 30, 2014 (unaudited)	March 31, 2014 (unaudited)	December 31, 2013 (unaudited)	September 30, 2013 (unaudited)	June 30, 2013 (unaudited)
Investment Income					
Interest income	$ 26,035	$ 24,977	$ 24,479	$ 21,727	$ 20,156
Dividend income	952	262	16	370	1,081
Fee income	1,042	21	1,084	719	1,031
Total Investment Income	28,029	25,260	25,579	22,816	22,268
Expenses					
Interest and other debt financing expenses	5,609	4,540	4,092	3,174	2,967
Base management fee	4,394	4,185	3,824	3,480	3,114
Incentive fee	1,607	1,656	3,032	2,196	2,785
Other operating expenses	1,346	1,527	1,371	1,542	1,402
Total Expenses	12,956	11,908	12,319	10,392	10,268
Net Investment Income	15,073	13,352	13,260	12,424	12,000
Net Gain (Loss) on Investments and Secured Borrowings					
Net realized gain (loss) on investments	1	87	(4,994)	(1,380)	(77)
Net unrealized appreciation on investments and secured borrowings	1,206	662	6,571	1,250	734
Net gain (loss) on investments and secured borrowings	1,207	737	1,577	(130)	657
Net Increase in Net Assets Resulting from Operations	$ 16,280	$ 14,089	$ 14,837	$ 12,294	$ 12,657
Per Share					
Earnings Per Share	$ 0.35	$ 0.32	$ 0.34	$ 0.31	$ 0.34
Net Investment Income	$ 0.32	$ 0.31	$ 0.31	$ 0.31	$ 0.32
Distributions Paid	$ 0.32	$ 0.32	$ 0.32	$ 0.32	$ 0.32
Weighted average common shares outstanding	46,985,908	43,754,776	43,285,250	40,269,680	37,118,379
Common shares outstanding at end of period	47,065,030	46,857,608	43,325,575	43,282,932	39,791,805

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7 33% 29% 25% 23% 22% 50% 54% 59% 61% 65% 10% 11% 9% 9% 6% $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Senior Secured One Stop Second Lien Subordinated Debt Equity Investment in SLF $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Senior Secured One Stop Second Lien Subordinated Debt Equity Investment in SLF Portfolio Highlights – Asset Mix New Investment Commitments End of Period Investments $1,324,890 $967,792 $1,024,645 $1,253,597 $1,179,919 39 $126,007 $288,444 $158,689 $286,736 $182,482 20% 20% 12% 14% 18% 62% 16% 2% 52% 22% 4% 2% 71% 7% 9% 1% 80% 1% 5% 79% 1% 2% 3% 4% 1% 3% 2% 3% 3% 1% 3% 3% 1% 3% 3% 1%

8 9.9% 9.6% 9.3% 8.6% 8.9% 9.2% 8.9% 8.6% 8.0% 8.3% 2.9% 3.0% 3.1% 3.0% 3.3% 7.0% 6.6% 6.2% 5.6% 5.6% 0.3% 0.2% 0.2% 0.2% 0.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Investment income yield Income yield Weighted average cost of debt Weighted average investment spread 3-Month London Interbank Offered Rate ("LIBOR") 2 4 3 5 1 Portfolio Highlights – Debt Investment Spread Analysis 1. The weighted average cost of debt and weighted average investment spread presented for the quarter ended June 30, 2014 exclud e $ 0.4 million of accelerated capitalized debt issuance costs that resulted from the June 5, 2014 amendment to the Wells Fargo revol vin g credit facility. The weighted average cost of debt and weighted average investment spread were 3.6% and 5.3%, respectively, when in clu ding the $0.4 million of accelerated capitalized debt issuance costs. 2. Investment income yield is calculated as (a) the actual amount earned on such investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. Income yield is calculated as (a) the actual amount earned on such investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total investments at fair value. 4. The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the da ily average of total debt obligations. 5. The weighted average investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt .

Portfolio Highlights – Selected Information

Portfolio Rotation – Debt Investments	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Weighted average interest rate of new investments[1]	7.1%	7.5%	7.2%	8.1%	8.0%
Weighted average interest rate on investments that were sold or paid-off	7.8%	8.8%	9.6%	8.9%	8.9%
Weighted average spread over LIBOR of new floating rate investments	6.0%	6.4%	6.1%	6.6%	6.6%
Weighted average interest rate of new fixed rate investments	N/A	N/A	N/A	15.0%	N/A
Weighted average fees on new investments	1.3%	1.3%	1.2%	1.2%	1.3%

Portfolio Composition – Floating vs. Fixed Investments	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Percentage of fixed rate investments	0.3%	0.3%	0.5%	2.9%	3.6%
Percentage of floating rate investments	96.0%	96.1%	95.9%	93.7%	93.2%
Percentage of equity investments	3.7%	3.6%	3.6%	3.4%	3.2%

Non-Accrual – Debt Investments	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Non-accrual investments at amortized cost (000s)	$ 3,277	$ 2,577	$ 2,577	$ 6,011	$ 6,616
Non-accrual investments / Total portfolio at amortized cost	0.3%	0.2%	0.2%	0.6%	0.7%
Non-accrual investments at fair value (000s)	$ 215	$ 5	$ 5	$ 665	$ 841
Non-accrual investments / Total portfolio at fair value	0.0% [2]	0.0% [2]	0.0% [2]	0.1%	0.1%

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Represents an amount less than 0.1%.

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10 Portfolio Highlights - Credit Quality Credit Quality – Investment Portfolio ▪ Fundamental credit quality remains strong with non - accrual investments representing less than 0.1% of total investments at fair value as of June 30, 2014. ▪ Internal Performance Ratings 1 on the investment portfolio have remained relatively stable for the past several quarters and over 90.0% of the investments in our portfolio had an Internal Performance Rating of 4 or higher as of June 30, 2014. ▪ The fair value of debt investments as a percentage of principal amount remained relatively stable at 98.9% for the period ended June 30, 2014. 1. Please see Internal Performance Ratings Definitions on the following page.

11 Portfolio Highlights – Portfolio Ratings Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is p erforming substantially below expectations and the loan’s risk has substantially increased since origination June 30, 2014 March 31, 2014 December 31, 2013 Internal Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio 5 $ 305,316 23.0% $ 251,829 20.1% $ 161,868 13.7% 4 $ 949,643 71.7% $ 937,477 74.8% $ 946,309 80.2% 3 $ 65,257 4.9% $ 61,918 4.9% $ 68,726 5.8% 2 $ 4,459 0.4% $ 1,857 0.2% $ 2,414 0.2% 1 $ 215 0.0% $ 516 0.0% $ 602 0.1% Total $ 1,324,890 1 00.0% $ 1,253,597 1 00.0% $ 1,179,919 1 00.0% Strong Portfolio Risk Ratings Internal Performance Rating Definition * * * Represents an amount less than 0.1%.

12 Portfolio Highlights – Industry Concentrations As of June 30, 2014. Automobile – 5% Leisure, Amusement, Motion Pictures & Entertainment – 5 % Personal, Food and Miscellaneous Services – 4% Investment Funds & Vehicles – 3 % Containers, P ackaging & Glass – 4 % Printing & Publishing – 2% Aerospace & Defense – 3% Insurance – 2 % Personal & Non Durable Consumer Products – 2% Telecommunications – 2% Diversified Conglomerate Manufacturing – 5% Grocery – 1% Other – 3% Healthcare, Education & Childcare – 17% Diversified Conglomerate Service – 12% Retail Stores – 13% Electronics – 7 % Beverage , Food & Tobacco – 9 % Banking – 1%

Portfolio Highlights – Senior Loan Fund LLC

- Total investments at SLF continue to grow and now exceed $100 million at June 30, 2014. We anticipate faster asset growth at SLF in the coming quarters. Our return on investment continues to improve as the fund expands it use of third party leverage.

(Dollar amounts in thousands)

	As of		
Balance Sheet	**June 30, 2014** (unaudited)	**March 31, 2014** (unaudited)	**December 31, 2013** (unaudited)
Total investments, at fair value	$ 103,770	$ 74,773	$ 36,626
Cash and other investments	3,096	1,108	1,037
Total assets	$ 106,866	$ 76,581	$ 37,663
Senior credit facility	$ 66,350	$ 26,100	$ —
Other liabilities	1,205	2,813	234
Total liabilities	67,555	28,913	234
Subordinated debt and members' equity	39,311	47,668	37,429
Total liabilities and net assets	$ 106,866	$ 76,581	$ 37,663
Senior leverage	1.69x	0.55x	N/A

(Dollar amounts in thousands)

	For the three months ended		
GBDC Return on Investments in SLF	**June 30, 2014** (unaudited)	**March 31, 2014** (unaudited)	**December 31, 2013** (unaudited)
Total income	$ 799	$ 565	$ 421
Annualized total return[1]	9.6%	6.2%	8.5%

1. GBDC's annualized total return is calculated by dividing total income earned on our investments in SLF subordinated notes and LLC equity interests by the combined daily average of our investments in (1) the principal of the SLF subordinated notes and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be earned at GBDC for its investment in SLF.

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14 Common Stock and Distribution Information Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Total Amount (in thousands) May 1 , 2 01 2 June 1 5, 2 01 2 June 29, 2 01 2 $0.32 $8,205 August 2, 2 01 2 September 1 3, 2 01 2 September 27, 2 01 2 $0.32 $8,212 November 27, 2012 December 14, 2012 December 28, 2012 $0.32 $9,146 February 5, 2013 March 14, 2013 March 28, 2013 $0.32 $10,793 May 1, 2013 June 13, 2013 June 27, 2013 $0.32 $12,722 August 6, 2013 September 13, 2013 September 27, 2013 $0.32 $12,733 November 26, 2013 December 17, 2013 December 27, 2013 $0.32 $13,851 February 4, 2014 March 17, 2014 March 28, 2014 $0.32 $13,864 May 6, 2014 June 16, 2014 June 27, 2014 $0.32 $15,048 August 5, 2014 September 16, 2014 September 26, 2014 $0.32 $15,061 Fiscal Year Ended September 30, 2 013 High Low End of Period First Quarter $1 6.32 $1 4 .75 $15.98 Second Quarter $16 .66 $15 .82 $16.51 Third Quarter $17.98 $16.02 $17 .50 Fourth Quarter $18.50 $16.76 $17.33 Fiscal Year Ended September 30, 2 014 First Quarter $19.11 $16.74 $19.11 Second Quarter $19.26 $17.64 $17.84 Third Quarter $17.97 $15.94 $17 .70

15 Liquidity and Investment Capacity Cash and Cash Equivalents o Unrestricted cash and cash equivalents totaled $11.4 million as of June 30, 2014. o Restricted cash and cash equivalents totaled $109.8 million as of June 30, 2014. Restricted cash was held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility and is available for new investments that qualify for acquisition by these entities. Debt Facilities o Revolving Credit Facilities - As of June 30, 2014, subject to leverage and borrowing base restrictions, we had approximately $116.5 million of remaining commitments and $52.2 million of availability on our $150.0 million revolving credit facility with Wells Fargo. As of June 30, 2014, subject to leverage and borrowing base restrictions, we had approximately $15.0 million of remaining commitments and $0.6 million of availability on our $15.0 million revolving credit facility with Private Bank. o SBIC Debt - As of June 30, 2014, we had $16.2 million of additional debentures available through our SBIC subsidiaries, subject to customary U.S. Small Business Administration regulatory requirements. 2014 Debt Securitization On June 5, 2014, we issued $246.0 million in notes through a securitization that were structured as follows: Tranche Par Amount Coupon Class A-1 Notes $191.0 3 Months LIBOR + 1.75% Class A-2 Notes 1 $20.0 3 Months LIBOR + 1.45% Class B Notes $35.0 3 Months LIBOR + 2.50% Total Notes Issued 2 $246.0 1 The Class A-2 coupon is 3 Months LIBOR + 1.45% for the first 18 months and 3 Months LIBOR + 1.95% thereafter. 2 The Class C Notes and Equity Interests issued in the securitization were retained by the Company. The reinvestment period ends in April 2018, and the notes are scheduled to mature in April 2026.